Exhibit 23 (b)

Consent of Independent Registered Public Accounting Firm

Securities and Exchange Commission

Washington, D. C.

We hereby consent to the inclusion in this Annual Report on Form 10-K of our report dated January 9, 2004, on our audit of the consolidated financial statements of Citizens Financial Corp. as of December 31, 2003, and for each of the two years in the period ended December 31, 2003.

/s/ ARNETT & FOSTER, P.L.L.C.

Charleston, West Virginia

March 9, 2005

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